                              EMPLOYMENT AGREEMENT

                              CHRISTOPHER P. WESTAD

        AGREEMENT, dated as of the _1_ day of JULY, 2004, among Able Energy, Inc., a Delaware corporation, having a place of business at 198 Green Pond Road, Rockaway, New Jersey 07866 (the "Company"), and Christopher P. Westad, an individual having a place of business at c/o Able Energy, Inc. 198 Green Pond Road, Rockaway, New Jersey 07866 (the "Executive").

        WHEREAS, the Company is principally engaged in the business of the distribution of, and the provision of services related, fuel oil, and natural gas; and

        WHEREAS, the Company desires to employ the Executive as its President

        WHEREAS, Executive is willing to accept such employment by the Company, all in accordance with provisions hereinafter set forth; and

        NOW, THEREFORE, in consideration of the promises and mutual representations, covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree effective upon the Acquisition as follows:

        1.      TERM: The term of this Agreement shall be for a period of three
(3) years commencing on date of this Agreement (the "Effective Date") and terminating on the third anniversary date of the Effective Date, subject to earlier termination as provided herein or unless extended by mutual consent of the parties.

        2. EMPLOYMENT: (A) Subject to the terms and conditions and for the compensation hereinafter set forth, the Company hereby agrees to employ Executive for and during the term of this Agreement. Executive is hereby employed by the Company as its President. The Executive's powers and duties shall be those of an executive nature which are appropriate for a President in accordance with the Company's By-Laws; and Executive does hereby accept such employment or greater employment as may be mutually agreed upon by the parties hereto and agrees to devote only as much time to the affairs of the Company as Executive deems necessary to discharge his duties to the Company during the term of this Agreement, to the performance of his duties upon the conditions hereinafter set forth. Executive shall report to the Board of Directors of the Company. The Company shall not require Executive to be employed in any location other than Rockaway, New Jersey unless he consents in writing to such location.

        (B) During the term of this Agreement, Executive shall be furnished with office space and facilities commensurate with his position and adequate for the performance of his duties; he shall be provided with the perquisites customarily associated with the position of President of the Company.

        3.      COMPENSATION:

        (A) SALARY: During the term of this Agreement, the Company agrees to pay Executive, and Executive agrees to accept, an annual salary of not less than One Hundred Forty One Thousand and Six Hundred Dollars ($141,600) per year, payable bi-weekly in accordance with the Company's policies, for services rendered by Executive hereunder.

        (B) BONUS: As additional compensation, the Company may pay Executive a periodic bonus. The Board of Directors will fix the bonus payable to the Executive at the end of each year; provided such bonuses, plus all other bonuses payable to the executive management shall not exceed, in the aggregate the "Bonus Pool." The Bonus Pool shall equal up to 20% of the earnings before taxes of the Company ("EBT") for the fiscal years ending 2005, 2006 and 2007, provided the Company achieves at least $1,000,000 of EBT in each of such years. If the Company meets or exceeds $1,000,000 EBT for the fiscal year ending in 2005 then the Executive shall be entitled to 20% of the Bonus Pool.

        (C) ADDITIONAL COMPENSATION TO EXECUTIVE. In addition to the compensation stated above, Executive shall receive 10,000 stock options, that shall vest and be exercisable pursuant to the Notice of Grant dated July 1, 2004. A true and correct copy of the Notice of Grant is attached hereto as Exhibit "A". Notwithstanding the foregoing, the vesting of the stock options shall be pursuant to the vesting schedule contained in the Notice of Grant ("Vesting Schedule").

        (D) INCREASES: The annual salary is subject to periodic increases at the discretion of the Board of Directors with such increases to take effect no later than on each anniversary date of this Agreement.

        4. EXPENSES: The Company shall reimburse Executive for all reasonable and actual business expenses incurred by him in connection with his service to the Company, upon submission by him of appropriate vouchers and expense account reports. In addition, the executive is entitled to receive a company care or a monthly car allowance.

        5.      BENEFITS:

        (A) INSURANCE: In addition to the salary and bonus to be paid to Executive hereunder, the Company shall maintain family medical insurance, Executive and his dependents shall be entitled to participate in such other benefits as are extended to active executive employees of the Company and their dependents including but not limited to pension, retirement, profit-sharing, 401(k), stock option, bonus and incentive plans, group insurance, hospitalization, medical or other benefits made available by the Company to its employees generally.

        (B) VACATION: Executive shall be entitled to take up to four (4) weeks of paid vacation annually at a time mutually convenient to the Company and Executive.

        6. RESTRICTIVE COVENANTS: (A) Executive recognizes and acknowledges that the Company, through the expenditure of considerable time and money, has developed and will continue to develop in the future information concerning customers, clients, marketing, business and operational methods of the Company and its customers or clients, contracts, financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Company, and that the same are confidential and proprietary, and are "confidential information" of the Company. In consideration of his employment by the Company hereunder, Executive agrees that he will not, without the consent of the Board, make any disclosure of confidential information now or hereafter possessed by the Company to any person, partnership, corporation or entity either during or after the term hereunder, except to employees of the Company or its subsidiaries or affiliates and to others within or without the Company, as the Executive may deem necessary in order to conduct the Company's business and except as may be required pursuant to any court order, judgment or decision from any court of competent jurisdiction. The foregoing shall not apply to information which is in the public domain on the date hereof; which, after it is disclosed to Executive by the Company, is published or becomes part of the public domain through no fault of Executive; which is known to Executive prior to disclosure thereof to him by the Company as evidenced by his written records; or, after Executive is no longer employed by the Company, which is thereafter disclosed to Executive in good faith by a third party which is not under any obligation of confidence or secrecy to the Company with respect to such information at the time of disclosure to him. The provisions of this Section shall continue in full force and effect notwithstanding any lawful termination of Executive's employment under this Agreement for a period of two (2) year following said termination of employment.

        (B) Except in the ordinary course of his duties as President, or in the furtherance of the business of the Company, during the period from the date of this Agreement until two (2) year following the date on which his employment with the Company is lawfully and properly terminated, Executive will not, directly or indirectly:

                (i) persuade or attempt to persuade any person or entity which is or was a customer, client or supplier of the Company on the date on which Executive's employment with the Company is terminated to cease doing business with the Company, or to reduce the amount of business it does with the Company;

                (ii) solicit for himself or any other person or entity other than the Company the business of any person or entity which is a customer or client of the Company, or was its customer or client.

                (iii) persuade or attempt to persuade any employee of the Company, or any individual who was an employee of Company during the six
        (2) month period prior to the lawful and proper termination of this Agreement, to leave Company's employ, or to become employed by any person or entity other than the Company.

        (C) Executive acknowledges that the restrictive covenants (the "Restrictive Covenants") contained in this section 6 are a condition of his employment and are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court determines that any of the

Restrictive Covenants, or any part thereof, is invalid or enforceable because of the geographic or temporal scope of such provision, such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

        (D) If Executive breaches, or threatens to breach, any of the Restrictive Covenants, the Company, in addition to and not in lieu of any other rights and remedies it may have at law or in equity, shall have the right to injunctive relief; it being acknowledged and agreed to by Executive that any such breach or threatened breach would cause irreparable and continuing injury to the Company and that money damages would not provide an adequate remedy to the Company.

        7.      TERMINATION:

        (A) DEATH: In the event of Executive's death ("Death") during the term of his employment, Executive's designated beneficiary, or in the absence of such beneficiary designation, his estate shall be entitled to payment of Executive's salary from date of death to the expiration of six(6) months thereafter. In addition, Executive's beneficiary and/or dependents shall be entitled, for the same six month period to continuation, at the Company's expense, of such benefits as are then being provided to them under Section 5(A) hereof, and any additional benefits as may be provided to dependents of the Company's executive officers in accordance with the terms of the Company's policies and practices. In addition, any options granted to Executive which have not, by the terms of the options, vested shall be deemed to have vested as of the date of his death and shall thereafter be exercisable by Executive's beneficiary or estate for the maximum period of time allowed for exercise thereof under the terms of the option.

        (B)     DISABILITY:

        (a) In the event Executive, by reason of physical or mental incapacity, shall be disabled ("Disability") for a period of at least six (6) consecutive months, the Company shall have the option at any time thereafter to terminate Employee's employment hereunder for disability. Such termination will be effective thirty (30) days after the Board gives written notice of such termination to Executive, unless Executive shall have returned to the performance of his duties prior to the effective date of the notice. All obligations of the Company hereunder shall cease upon the effectiveness of such termination, provided that such termination shall not affect or impair any rights Executive may have under any policy of long term disability insurance or benefits then maintained on his behalf by the Company. In addition, for a period of one (1) year following termination of Executive's employment for disability, Executive and his dependents, as the case may be, shall continue to receive the benefits set forth under subparagraph 5(A) hereof, as well as such benefits as are extended to the Company's active executive employees and their dependents during such period. Any options granted to the Executive which have not, by the terms of the options, vested shall be deemed to have vested at the termination and shall thereafter be exercisable by the Employee, his beneficiary, conservator or estate, as applicable, for the maximum period of time allowed for exercise thereof under the terms of the option.

        (b) "Incapacity" as used herein shall mean the inability of the Executive due to physical or mental illness, injury or disease substantially to perform his normal duties as President. Executive's salary as provided for hereunder shall continue to be paid during any period of incapacity prior to and including the date on which Executive's employment is terminated for disability.

        (C)     BY THE COMPANY FOR CAUSE:

        (a) The Company shall have the right, before the expiration of the term of this Agreement, to terminate this Agreement and to discharge Executive for cause (hereinafter "Cause"), and all compensation to Executive shall cease to accrue upon discharge of Executive for Cause. For the purposes of this Agreement, the term "Cause" shall mean (i) Executive's conviction of a felony;
(ii) the alcoholism or drug addiction of Executive; (iii) gross negligence or willful misconduct of Executive in connection with his duties hereunder; (iv) the determination by any regulatory or judicial authority (including any securities self-regulatory organization) that Executive directly violated, before or after the date hereof, any federal or state securities law, any rule or regulation adopted thereunder; or (v) the continued and willful failure by Executive to substantially and materially perform his material duties hereunder.

        (b) If the Company elects to terminate Executive employment for Cause under (C)(a) above, such termination shall be effective fifteen (15) days after the Company gives written notice of such termination to Executive. In the event of a termination of Executive's employment for Cause in accordance with the provisions of 7(C)(a), the Company shall have no further obligation to the Executive, except for the payment of all compensation and other vested benefits which have accrued through the date of such termination and not paid and any other benefits to which he or his dependents may be entitled by law.

        (D)     BY EXECUTIVE FOR REASON:

        Executive shall have the right to terminate his employment at any time for "good reason" (herein designated and referred to as "Reason"). The term Reason shall mean (i) the failure to elect or appoint, or re-elect or re-appoint, Executive to, or removal or improperly attempted removal of Executive from, his positions as President or superior positions with the Company, except in connection with the proper termination of Executive's employment by reason of Cause, Death or Disability; (ii) a reduction in Executive's overall compensation other than his discretionary bonus under
Section 3(B) above or an adverse change in the nature or scope of the authorities, powers, functions or duties normally attached to the Executive's position with the Company; (iii) the Company's failure or refusal to perform any obligations required to be performed in accordance with this Agreement after a reasonable notice and an opportunity to cure same;

        (E) SEVERANCE: (a) In the event Executive's employment hereunder shall be terminated by the Executive for Reason or by the Company for other than Cause, Death or Disability: (1) the Executive shall thereupon receive as severance pay in a lump sum of one year (2) the Executive's (and his dependents') participation in any and all, disability, medical insurance plans shall be continued, or equivalent benefits provided to him or them by the Company, at no cost to him or them, for a period of one year from the termination; and (3) any options granted to Executive which have not, by the terms of the options, vested shall be deemed to have vested at the termination, and shall thereafter be exercisable for the maximum period of time allowed for exercise thereof under the terms of the option; and new paragraph (b) an election by Executive to terminate his employment under the provisions of this paragraph shall not be deemed a voluntary termination of employment of Executive for the purpose of interrupting the provisions of any of the Company's employee benefit plans, programs or policies.

        (F) RESIGNATION: In the event Executive resigns without Reason prior to the expiration hereof, he shall receive any unpaid fixed salary through such resignation date and such benefits to which he is entitled by law.

        (G) EXTENSION OF BENEFITS: Any extension of benefits following the termination of employment provided for herein shall be deemed to be in addition to, and not in lieu of, any period for the continuation of benefits provided for by law, either at the Company's, Executive or his dependents' expense.

        (H) CHANGE IN CONTROL: For purposes hereof, a Change in Control shall be deemed to have occurred (i) if there has occurred a "change in control" as such term is used in Item 1 (a) of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended, at the date hereof ("Exchange Act") or (ii) if there has occurred a change in control as the term "control" is defined in Rule 12b-2 promulgated under the Exchange Act.

        8. INDEMNIFICATION: Company hereby indemnifies and holds Executive harmless to the extent of any and all claims, suits, proceedings, damages, losses or liabilities incurred by Executive and arising out of any acts or decisions done or made in the authorized scope of his employment hereunder. Company hereby agrees to pay all expenses, including reasonable attorney's fees, actually incurred by Executive in connection with the investigation of any such matter, the defense of any such action, suit or proceeding and in connection with any appeal thereon including the cost of settlements. Nothing contained herein shall entitle Executive to indemnification by Company in excess of that permitted under applicable law.

        9. WAIVER: No delay or omission to exercise any right, power or remedy accruing to either party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach hereof shall be deemed to be a waiver of any other breach hereof theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in the applicable writing. All remedies afforded to either party under this Agreement, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by either party of any other rights or the seeking of any other rights or remedies against the other party.

        10. GOVERNING LAW: The validity of this Agreement or of any of the provisions hereof shall be determined under and according to the laws of the State of New York, and this Agreement and its provisions shall be construed according to the laws of the State of New York, without regard to the principles of conflicts of law and the actual domiciles of the parties hereto.

        11. NOTICES: All notices, demands or other communications required or permitted to be given in connection with this Agreement shall be given in writing, shall be transmitted to the appropriate party by hand delivery, by certified mail, return receipt requested, postage prepaid or by overnight carrier and shall be addressed to a party at such party's address shown on the first page hereof. A party may designate by written notice given to the other parties a new address to which any notice, demand or other communication hereunder shall thereafter be given. Each notice, demand or other communication transmitted in the manner described in this Section 11 shall be deemed to have been given and received for all purposes at the time it shall have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail), the affidavit of the messenger (if transmitted by hand delivery or overnight carrier) or (ii) presented for delivery during normal business hours, if such delivery shall not have been accepted for any reason.

        12. ASSIGNMENTS: This Agreement shall be binding upon and inure to the benefit of the parties and each of their respective successors, assigns, heirs and legal representatives; provided, however, that Executive may not assign or delegate his obligations, responsibilities and duties hereunder except as permitted by the Company's by-laws, custom, practice, policies or the Board of Directors. Company may not assign this Agreement without the prior written consent of Executive.

        13. MISCELLANEOUS: This Agreement contains the entire understanding between the parties hereto and supersedes all other oral and written agreements or understandings between them with respect to the subject matter hereof. No modification or addition hereto or waiver or cancellation of any provision shall be valid except by a writing signed by the party to be charged therewith.

        14. OBLIGATIONS OF A CONTINUING NATURE: It is expressly understood and agreed that the covenants, agreements and restrictions undertaken by or imposed on Executive and, the Company hereunder, which are stated to exist or continue after termination of Executive's employment with the Company, shall exist and continue irrespective of the method or circumstances of such termination for the respective periods of time set forth herein.

        15. SEVERABILITY: The parties agree that if any of the covenants, agreements or restrictions contained herein are held to be invalid by any court of competent jurisdiction, the remainder of the other covenants, agreements restrictions and parts thereof herein contained shall be severable so not to invalidate any others and such other covenants, agreements, restrictions and parts thereof shall be given full effect without regard to the invalid portion.

        16. VENUE: JURISDICTION: The Company and the Executive hereby agree that any action, proceeding or claim against either of them arising out of, or relating in any way to this Agreement shall be brought and enforced in any of the courts of the State of New Jersey in Morris County, New Jersey , or the United States District Court New Jersey, and irrevocably submit to such jurisdiction. The Company and the Executive hereby waive any objection to such jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company or the

Executive may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to their respective addresses set forth in the initial paragraph of this agreement or such other address as a party may so notify the other parties hereto in the manner provided by Section II hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company and the Executive in any action, proceeding or claim.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                                            ABLE ENERGY, INC.

                                   By:  _______________________________




                                        _______________________________
                                            Christopher P. Westad